NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED HEREBY (NOR THE ISSUANCE OF THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLCE) HAVE BEEN, OR WILL BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS.  AS A RESULT, THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE) ARE, AND WILL BE, SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION UNDER OR EXEMPTION THEREFROM.  THE HOLDER OF THIS COMMON STOCK PURCHASE WARRANT SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES INTOWHICH THESE SECURITIES ARE EXERCISABLE) MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

US DATAWORKS, INC.

COMMON STOCK PURCHASE WARRANT

BY THIS COMMON STOCK PURCHASE WARRANT (this "Warrant"), issued effective as of June 26, 2009, U.S. DATAWORKS, INC., a Nevada corporation (the "Company"), certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, received from CHARLES E. RAMEY, an individual and the Chairman and CEO of the Company (the “Holder”), the Holder is entitled to subscribe for and purchase from the Company, subject to the terms and conditions set forth herein, at any time on or after the date of this Warrant, but prior to June 26, 2014, or, if such date is not a business day, the next succeeding business day (the “Expiration Date”), 354,141 fully paid and non-assessable shares (the " Shares") of the Company's common stock, $ .0001 par value per share (the "Common Stock"), at a price per share equal to $0.43 (the "Exercise Price").

1.           Exercise of this Warrant.

(a)           This Warrant may be exercised at any time after the date of this Warrant and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the total Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased.  The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with this Warrant.

(b)           Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with this Warrant.

(c)           The Company covenants that all Shares which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2.           Cashless Exercise.

(a)           In lieu of accepting payment of the Exercise Price in cash, the Company may, in its sole discretion, require payment of all or a portion of the total Exercise Price in Shares pursuant to a cashless, or net, exercise in accordance with this Section 2.  In the event the Company elects to receive all or a portion of the total Exercise Price in Shares, the number of net Shares the Holder will receive upon exercise of this Warrant (for that portion of this Warrant for which the Exercise Price is being paid in Shares) will be calculated as follows:

Y(A-B)
X           =               A
Where

X           =           the number of net Shares to be Issued to Holder
Y           =           the number of Shares for which this Warrant is beingexercised
A           =           the per Share Fair Market Value (as defined below)
B           =           the per share Exercise Price

(b)           For purposes of this Section 2, the “per Share Fair Market Value” shall be:

(i)           if the Common Stock is traded on the American Stock Exchange (or other national securities exchange or the NASDAQ), the average of the closing sales price reported by the American Stock Exchange (or such other national securities exchange or the NASDAQ) for the ten (10) consecutive trading days immediately preceding the date on which this Warrant is exercised; or

(ii)           if the Common Stock is quoted in an over-the-counter market, such as the Pink Sheets, the average of the closing sales price reported on such over-the-counter market for the twenty (20) consecutive trading days immediately preceding the date on which this Warrant is exercised; or

(iii)           if the Common Stock is not listed on any national securities exchange (or on the NASDAQ) or quoted in any over-the-counter market,  the per share price of the Common Stock as determined in good faith by the Company's Board of Directors.

3.           No Rights as a Stockholder.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company (including the right to receive any cash or other dividend payable to stockholders) prior to the exercise thereof.

4.           Corporate Proceedings. The existence of this Warrant shall not affect in any way the right or power of the Company or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, (ii) participate in any merger or consolidation of the Company, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof, (iv) dissolve or liquidate the Company, (v) sell or transfer all or any part of the assets or business of the Company or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

5.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6.           Corporate Events; Limited Adjustments.

(a)           Corporate Events.  In the event of the occurrence of any of the following (each, a “Corporate Event”): (a) a sale of all or substantially all of the Company's assets (a “Sale”), (b) a merger or consolidation of the Company with any corporation or corporations (or other entity or entities) as a result of which the Company is not the surviving corporation (a “Merger”) or (c) a dissolution, liquidation or winding up of the Company (a “Liquidation”) at any time prior to the Expiration Date, this Warrant shall thereafter represent the right, upon payment of the Exercise Price, to receive the consideration to which the Holder would have been entitled had the Holder fully exercised this Warrant (and received the Shares pursuant to such exercise) immediately prior to such Corporate Event.

(b)           Reclassification Events.  If the Company at any time shall, by subdivision, combination or reclassification otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes (a “Reclassification Event”), the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and payment of the Exercise Price) that number and kind of such other securities receivable upon such subdivision, combination, reclassification or other change to which the Holder would have been entitled to receive had the Holder fully exercised this Warrant (and received the Shares pursuant to such exercise) immediately preceding such Reclassification Event.  Without limiting the general applicability of the foregoing, if the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in the case of a subdivision of Shares and proportionately increased in the case of a combination of Shares by the subdivision ratio or combination ratio applicable to such Reclassification Event.  For example, (i) if a 2-for-1 split of the Common Stock is effected, the per Share Exercise Price would be adjusted to $0.215 and (ii) if a 1-for 10 reverse split of the Common Stock is effected, the per Share Exercise Price would be adjusted to $4.30.

(c)           No Other Adjustments.  Except as expressly provided in Section 6(b) hereof, the issuance by  the Company of shares of Common Stock or any other class or type of securities of the Company (or securities convertible into shares of Common Stock or any other class or type of securities of the Company), whether for cash, property, services rendered or otherwise and whether upon direct sale or upon the exercise or conversion of rights, options, warrants or other convertible securities or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number Shares for which this Warrant may be exercised or the Exercise Price payable therefor.

7.           Transfer Restrictions; Investment Representations.

(a)           Transfer Restrictions.  This Warrant shall not be transferable by the Holder unless and until (i) that certain US Dataworks, Inc. Refinancing Secured Note dated August 13, 2008 executed by the Company and payable to the order of the Holder in the original principal amount of Seven Hundred Eight Thousand Five Hundred Dollars ($708,500.00) (as modified, renewed and extended, the “Note”) is paid in full or (ii) an Event of Default (as defined in the Note) has occurred and is continuing.  In addition, the Holder acknowledges and agrees that this Warrant, and the Shares into which this Warrant may be exercised, and any other securities which may be issued in connection with the exercise of this Warrant (collectively, the “Warrant Securities”) are and will be “restricted securities” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), and the Holder shall not transfer the Warrant Securities other than in strict compliance with Rule 144.  The Company shall have no obligation to register the issuance of this Warrant or the Warrant Securities nor shall it have any obligations under Rule 144 or otherwise to assist or enable the Holder’s transfer of the Warrant Securities other than to record, or direct the recording of, any proper transfers of this Warrant or the Warrant Securities on the books of the Company.

(b)           Investment Representations.  The Holder hereby represents and warrants to the Company that it is acquiring this Warrant and, upon exercise of this Warrant, will acquire the Warrant Securities for his own account for investment purposes only and not with a view to the resale or distribution thereof.

8.           Dispute Resolution.  Any dispute between the Holder and the Company arising out of this Warrant shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association in effect at the time of the dispute (the “AAA Rules”).  Such arbitration shall take place in Houston, Texas and be conducted by a single arbitrator selected in accordance with the AAA Rules.  The Holder and the Company shall each bear its own costs in participating in the arbitration and shall each pay one-half of the costs of the arbitrator.  Notwithstanding the foregoing, unless otherwise decided by the arbitrator as the equities dictate, the substantially prevailing party shall be entitled to recover its costs from the other party.  The decisions of the arbitrator shall be final and binding on the parties and shall be enforceable by any court of competent jurisdiction.

9.           Miscellaneous.

(a)           This Warrant shall be binding upon any successors and assigns of the Company and upon the successors and permitted assigns of the Holder.

(b)           This Warrant shall be governed by the laws of the State of Texas without regard for its conflict of laws principles.

(c)           This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

(d)           This Warrant may be executed in multiple counterparts and by facsimile or emailed signature, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(e)           This Warrant represents the entire agreement of the Holder and the Company with respect to the subject matter hereof and supercedes and replaces any and all prior understandings between the Company and the Holder, oral or written, including the term sheet previously agreed to by the parties on which this warrant was based.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer or director on this 29th day of July, 2009 but effective as of June 26, 2009.

US DATAWORKS, INC.

	By:	/s/ J. Patrick Millinor
J. Patrick Millinor, Director

ACCEPTED AND AGREED TO:

/s/ Charles E. Ramey
CHARLES E. RAMEY

Date: 07/29/09

NOTICE OF EXERCISE

TO:	US Dataworks, Inc.
1 Sugar Creek Center Blvd
Fifth Floor
Sugar Land, TX 77478

ATTN: Chief Executive Officer

1.           The undersigned hereby elects to purchase ____________ Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

2.           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3.           The undersigned represents that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Print Name)

(Date)